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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)


                                December 31, 2001





                           THE PLASTIC SURGERY COMPANY


             (Exact name of registrant as specified in its charter)




         Georgia                     001-15431                  58-2317410
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


     509 E. Montecito Street, 2nd Floor, Santa Barbara, California    93103
              (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (805) 963-0400

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ITEM 5. - OTHER EVENTS

         On December 31, 2001, The Plastic Surgery Company, a Georgia corporation (the "Registrant"), and the holders of secured promissory notes in the aggregate principal amount of $4,100,000 (the "Secured Notes") and unsecured notes in the aggregate principal amount of $1,000,000 (the "Unsecured Notes") entered into a Loan Agreement to refinance the Notes, which were initially issued in connection with the Registrant's acquisition of The Florida Center for Cosmetic Surgery, Inc.

         Pursuant to the Loan Agreement, the Secured Notes, which were initially due and payable on January 2, 2002, will be amended and restated to five year term notes that will bear interest at the rate of twelve percent (12%) per annum and will be payable in equal monthly installments of principal and interest over the five (5) year period. The Unsecured Notes, which were initially payable in monthly installments of principal and interest until the maturity date of December 1, 2003, will be amended and restated to convertible notes whereby, on August 28, 2002, Registrant will make an aggregate payment of $200,000 to reduce the principal amount of the notes, and the remaining balance of approximately $893,833 will be automatically converted into shares of Registrant's Common Stock at a conversion price of $.59 per share, which was the average closing price of the Company's Common Stock as quoted on the American Stock Exchange over the five (5) day trading period ending December 30, 2001.

         The Loan Agreement also provides for the issuance to the holders of warrants to purchase an aggregate of 500,000 shares of the Registrant's Common Stock at an exercise price equal to $.59 per share, Registrant's agreement to nominate two (2) designees of the holders to serve on the Board of Directors of Registrant, and Registrant's agreement to relocate its corporate headquarters and principal place of business to Fort Lauderdale, Florida.

         The transactions contemplated by the Loan Agreement will be effective March 1, 2002, subject to certain conditions, all of which are in the control of Registrant.






                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE PLASTIC SURGERY COMPANY



January 11, 2002                          /S/ Dennis Condon
                                          -------------------------------------
                                          Dennis Condon
                                          President and Chief Executive Officer

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                                  EXHIBIT INDEX

     EXHIBIT
      NUMBER                      DESCRIPTION

       99.1         Loan Agreement dated December 31, 2001.
       99.2         Form of Amended and Restated Secured Promissory Note
       99.3         Form of Amended and Restated Convertible Promissory Note
       99.4         Form of Warrant to Purchase Common Stock